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                AMENDMENT NO. 1 TO OFFICER'S EMPLOYMENT AGREEMENT
                -------------------------------------------------


         This AMENDMENT NO. 1 TO OFFICER'S EMPLOYMENT AGREEMENT (this "Amendment") effective as of the 1st day of August, 2002, is entered into by and between H Power Corp., a Delaware corporation (the "Company") and William L. Zang, residing at 1406 Langara Circle, Bellingam, WA 98226 (hereinafter referred to as "Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Officer's Employment Agreement (the "Agreement") dated as of November 23, 1999, between the Company and Executive.

         WHEREAS, the Company and Executive have previously entered into the Agreement; and

         WHEREAS, in accordance with the provisions of Section 14 of the Agreement, the Company and Executive desire to amend such agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The first sentence of Section 1 of the Agreement is hereby amended by deleting the terms "December 6, 1999" and "December 5, 2002" and replacing such terms with "August 1, 2002" and "July 31, 2003", respectively.

         2. Section 4(a) shall be amended by deleting the number "120,000.00" and replacing it with the number "190,000."

         3. Section 4(d) shall be amended by deleting such section in its entirety and replacing it with the following:

         "Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time for senior executives, consultants and members of the Board, the Company shall pay to or reimburse Executive for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel, automobile, telephone and cellular telephone expenses, computer and data processing expenses and similar expenses, incurred by Executive in performing his obligations under this Agreement; provided that Executive timely submits reasonable documentation with respect to such expenses."

         4. Section 4(e) shall be amended by deleting the term "eight" and the number "8,000" and replacing such term and such number with "ten" and "10,000", respectively.

         5. The following shall be added as new Section 4(i) immediately following Section 4(h):

         "Travel Allowance. In the event that the primary work location at which Executive is based is changed to a location more than 300 driving miles from his principal residence in Bellingam, Washington, the Company will reimburse Executive for actual expenses incurred in




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non-business trips Executive makes to his Washington home, up to the amount of
$10,000 per contract year."

         6. Section 5(a) shall be amended by adding the following after the last sentence of the first paragraph thereof:

         "If the Company seeks to terminate this Agreement for "cause," it must serve written notice upon the Executive which specifically states the grounds and facts which it claims support its termination and provide Executive with a thirty-day period in which to substantially cure the conduct. The thirty-day cure period need not be provided if the "cause" event is such that it is impossible to cure under any circumstance."

         7. Section 5 shall be amended by adding the following as new Section 5(b) and renumbering the remaining sections as appropriate:

         "For Reasons Other Than Cause. The Company shall have the right to terminate this Agreement for reasons other than cause by providing thirty days
(30) Notice to Executive. In the event the Executive is terminated for reasons other than cause, the Company will continue to provide benefits and pay the bi-weekly installments of Executive's Base Salary through the end of the term of employment."

         8. New Section 5(c) shall be amended by adding the following as the last sentence thereof:

         "In addition, the Board of Directors may, at its sole discretion, pay to Executive's estate a pro-rata portion of any bonus Executive would have received pursuant to Section 4(f); it being understood that the Board shall have no obligation to award such bonus."

         9. New Section 5(d) shall be amended by adding the following as the last sentence thereof:

         "In addition, the Board of Directors may, at its sole discretion, pay to Executive a pro-rata portion of any bonus Executive would have received pursuant to Section 4(f); it being understood that the Board shall have no obligation to award such bonus."

         10. New Section 5(e) shall be amended by deleting the first paragraph in its entirety and replacing such paragraph with the following:

         "Change in Control. (i) In the event that Executive's employment is terminated by the Company within one year following a Change in Control (as defined below) for any reason other than cause, death or disability, or the Company does not renew the Agreement within the one-year period following a Change of Control, then the Company shall pay Executive one and one-half his annual Base Salary at his then current rate and one and one-half the latest annual incentive compensation payment calculated by taking the highest of the latest two incentive payments earned and paid multiplied by one and one-half, such payment to be made in one lump sum payment at the time of termination, provided that Executive has executed and provided to the Company a general release in favor of the Company and its affiliates. Such payments shall be in lieu of any and all other payments due and owing to Executive under the terms of this



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Agreement except that the Company shall continue to pay Executive the automobile allowance for the balance of the term of the Agreement. The Company shall also provide to the Executive health insurance for a period of one year following termination of Executive's employment. Executive shall not be required to seek other employment or to otherwise mitigate the effects of such termination, and such payments shall not be reduced by any income received from other sources
(all compensation and other benefits described above and the terms thereof shall hereinafter be referred to collectively as the "Severance Package"). Executive acknowledges that the Severance Package is specific consideration for the general release and Executive's obligations under Section 7."

         11. New Section 5(e)(ii)(A) shall be amended by adding the words "change or" after the word "material" in the first and only sentence thereof.

         12. New Section 5(e)(ii) shall be amended by deleting the fifth and final paragraph thereof and replacing it in its entirety with the following:

         "For purposes of this provision, a "Change in Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding Executive, who is not a shareholder of the Company as of the date hereof, shall have become the beneficial owner, directly or indirectly, of Common Stock representing thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, Executive not being allowed to vote on such matter if he is then a Director; provided, however, that if any such person other than Executive (whether or not a stockholder of the Company as of the date hereof) shall become the beneficial owner, directly or indirectly, of Common Stock representing fifty percent (50%) or more of the Company's then outstanding securities, a Change in Control shall ipso facto have occurred; or
(2) if there is a Change in Control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of schedule 14A under the Exchange Act, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, Executive not being allowed to vote on such matter if he is then a Director; or (3) in the event of a merger in which the Company is a party after which merger the stockholders of the Company do not retain directly or indirectly at least a majority of the beneficial interest in the voting stock of the surviving company; or (4) in the event of the sale, exchange, or transfer of all or substantially all of the Company's assets. If the provisions of this Section are in any way involved in litigation or arbitration and Executive incurs legal fees and expenses or must make a contribution to a judgment or settlement of the matter, the Company agrees to reimburse him for any and all expenditures."

         13. Section 6 shall be amended by deleting the word "three" and the number 3 in the first sentence thereof and replacing them with the word "five" and the number 5, respectively.

         14. Section 11 shall be amended by adding the following at the end of the last sentence thereof:



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         ", or to a wholly-owned subsidary."

         15. Section 15 shall be amended by adding the following after the address of H Power Corp. listed therein:

                      With a copy to:    Fulbright & Jaworski L.L.P.
                                         666 Fifth Avenue
                                         New York, NY 10103
                                         Attention: Merrill M. Kraines, Esq.

         16. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         17. This Amendment may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and Executive.

         18. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
1 to Officer's Employment Agreement as of the day and year first above written.


                                          WILLIAM L. ZANG


                                          By: /s/ WILLIAM L. ZANG
                                              ---------------------------------
                                              Name:
                                              Title:


                                          H POWER CORP.


                                          By: /s/ H. FRANK GIBBARD
                                              ---------------------------------
                                              Name:
                                              Title:





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